
<ARTICLE>  5
<LEGEND>              This schedule contains summary financial
                      information extracted from the Newell Co.
                      and Subsidiaries Consolidated Balance
                      Sheets and Statements of Income and is
                      qualified in its entirety by reference to
                      such financial statements.
<MULTIPLIER>  1,000

<PERIOD-TYPE>                       3-MOS
<FISCAL-YEAR-END>                                     DEC-31-1996
<PERIOD-END>                                          MAR-31-1996
<CASH>                                                     46,186
<SECURITIES>                                                    0
<RECEIVABLES>                                             369,770
<ALLOWANCES>                                              (11,618)   <F1>
<INVENTORY>                                               547,720
<CURRENT-ASSETS>                                        1,133,318
<PP&E>                                                    877,271    <F2>
<DEPRECIATION>                                           (318,964)   <F2>
<TOTAL-ASSETS>                                          2,950,346
<CURRENT-LIABILITIES>                                     647,120
<BONDS>                                                   805,319
<PREFERRED-MANDATORY>                                           0
<PREFERRED>                                                     0
<COMMON>                                                  158,732
<OTHER-SE>                                              1,149,326
<TOTAL-LIABILITY-AND-EQUITY>                            2,950,346
<SALES>                                                   618,157
<TOTAL-REVENUES>                                          181,250
<CGS>                                                     436,907
<TOTAL-COSTS>                                             548,661
<OTHER-EXPENSES>                                           14,180
<LOSS-PROVISION>                                              685    <F1>
<INTEREST-EXPENSE>                                         14,442
<INCOME-PRETAX>                                            55,316
<INCOME-TAX>                                               22,126
<INCOME-CONTINUING>                                        33,190
<DISCONTINUED>                                                  0
<EXTRAORDINARY>                                                 0
<CHANGES>                                                       0
<NET-INCOME>                                               33,190
<EPS-PRIMARY>                                                0.21
<EPS-DILUTED>                                                0.21

<F1>   Allowances for doubtful accounts are reported as contra accounts to accounts receivable.  The corporate reserve for bad debts is a percentage of trade receivables based on the bad debts experienced in one or more past years, general economic conditions, the age of the receivables and other factors that indicate the element of uncollectibility in the receivables outstanding at the end of the period.
<F2>   See notes to consolidated financial statements.

